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[USAA Magazine Article August/September 2002 issue]


                                  ------------
                                   investing
                                  ------------

                        LEADING MONEY MANAGERS TO ADVISE
                               USAA EQUITY FUNDS

                                 COMPETITIVE AT
                                 EVERY POSITION

QUALITY, VALUE AND SERVICE. An ongoing commitment to these principles had made USAA Investments a trusted provider of investment vehicles to USAA members. On June 28, the company took a major step in its approach to the management of its equity mutual funds. We spoke with USAA Investments President Chris Claus on what this means for current, and potential, shareholders in the USAA Family of Mutual Funds.

--------------------------------------------------------------------------------

THIS COMMUNICATION IS BEING MADE ON BEHALF OF USAA MUTUAL FUND, INC. AND USAA INVESTMENT TRUST. SHAREHOLDERS OF THE AFFECTED USAA MUTUAL FUNDS WILL RECEIVE A PROXY STATEMENT ON THESE MATTERS. SHAREHOLDERS SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN AN ADDITIONAL FREE COPY OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE FROM USAA INVESTMENT MANAGEMENT COMPANY OR THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.

                                          AUGUST/SEPTEMBER 2002 USAA MAGAZINE 27

[graphic of bull/bear on seesaw]

USAA MAGAZINE:  WHY CHANGE EQUITY FUND MANAGEMENT?

CLAUS: Like all USAA companies, our commitment is to deliver quality, value and service to our members. With USAA's mutual funds, this translates into achieving and maintaining a competitive position in our equity, fixed-income and money market funds among our peers when it comes to performance. We believe we have achieved this goal in our money market and fixed-income funds over the past three- and five-year periods, but our equity fund performance, while improving, was not hitting the mark.* Therefore, we've gone out and carefully selected managers who have consistently met our performance criteria and other important standards.


USAA MAGAZINE: WHY DO YOU BELIEVE THIS APPROACH TO EQUITY FUND MANAGEMENT IS SUPERIOR?

CLAUS: Within the equity fund universe, you have many individual asset classes, including U.S. and international, growth and value, and small-, mid- and large-cap, just to name some. There are very few investment managers who stand out as strong performers across all of these asset classes. We want to retain investment managers who specialize in each asset class and have managed to consistently stay in a competitive position in their peer groups through up markets and down markets. If you look at the USAA Family of Mutual Funds as a team, this enables us to be competitive at every position.


USAA MAGAZINE: WOULD IT HAVE BEEN POSSIBLE TO BUILD THIS CAPABILITY IN-HOUSE INSTEAD OF USING OUTSIDE MANAGERS?

CLAUS: While possible, the costs of such a move would have been prohibitive. The bottom line is that our approach has resulted in a dramatic increase in the depth, experience and specialization of the investment management team working on behalf of USAA equity fund shareholders. We've gone from 15 research analysts in San Antonio to 150 around the world. Instead of four traders (who handle buy and sell orders), we now have 50. And the number of portfolio managers has jumped from 11 to 33. To have built in-house the high-quality team of managers we've assembled would have taken a long time.


USAA MAGAZINE: WILL FUND EXPENSES INCREASE AS A RESULT OF THE CHANGEOVER?

CLAUS: No. Our lower-than-average fees will remain the same.


USAA MAGAZINE: HOW WERE THE NEW MANAGERS SELECTED?

CLAUS: It was a very deliberate process, both quantitatively and qualitatively. The most important factor was consistency. We wanted managers who had


      USAA MUTUAL FUND                              SUB-ADVISER
      --------------------------------------------------------------------------
      AGGRESSIVE GROWTH FUND                  Marsico Capital Management
      --------------------------------------------------------------------------
      BALANCED STRATEGY FUND                  Wellington Management Company
      --------------------------------------------------------------------------
      CAPITAL GROWTH FUND                     Batterymarch Financial Management
      --------------------------------------------------------------------------
      CORNERSTONE STRATEGY FUND               Wellington Management Company
                                              MFS Investment Management
      --------------------------------------------------------------------------
      EMERGING MARKETS FUND                   The Boston Company
      --------------------------------------------------------------------------
      FIRST START GROWTH FUND                 Marsico Capital Management
      --------------------------------------------------------------------------
      GROWTH FUND                             Dresdner RCM Global Advisors
                                              Marsico Capital Management
      --------------------------------------------------------------------------
      GROWTH & INCOME FUND                    Wellington Management Company
      --------------------------------------------------------------------------
      GROWTH & TAX STRATEGY FUND              Dresdner RCM Global Advisors
      --------------------------------------------------------------------------
      INCOME STOCK FUND                       The Boston Company
                                              Westwood Management Corporation
      --------------------------------------------------------------------------
      INTERNATIONAL FUND                      MFS Investment Management
      --------------------------------------------------------------------------
      SCIENCE & TECHNOLOGY FUND               Wellington Management Company
      --------------------------------------------------------------------------
      SMALL CAP STOCK FUND                    Eagle Asset Management
      --------------------------------------------------------------------------
      VALUE FUND                              Westwood Management Corporation
      --------------------------------------------------------------------------
      WORLD GROWTH FUND                       MFS Investment Management
      --------------------------------------------------------------------------

[footnotes]

For more complete information about USAA mutual funds, including charges and operating expenses, request or download a prospectus from USAA Investment Management Company (USAA Investments). Read it carefully before you invest. o Past performance is no guarantee of future results. References to performance may represent composite portfolio performance, which is not necessarily representative of mutual fund performance. o An investment in a money market fund is not insured or guaranteed by the FDIC or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund.

*BASED ON INTERNAL ASSET-WEIGHTED PERFORMANCE COMPUTATIONS.

28 USAA MAGAZINE AUGUST/SEPTEMBER 2002

================================================================================
[photo of           I can look at any USAA member and tell him or her to invest
Chris Claus]        in any fund we offer with confidence, knowing that each fund is being managed by a leader in the business and offers significant value in terms of price, service and track record.

                                                                  -- Chris Claus
================================================================================

solid performance in good markets as well as bad. This eliminated managers who may have had good five-year performance based on great returns in the bull market but who lagged badly in down markets.

     We made certain that the managers were disciplined and had effective risk-control procedures in place. While there can be no assurance of future results, we made sure that the factors behind their consistent performance could be replicated. We looked for businesses that are financially sound and whose focus is solely on investment management as opposed to investment banking or other activities.

     We wanted the senior managers of these firms to have a stake in performance, and we also had to see a good cultural fit. Because of the size of the assets we were bringing, we were able to interest the leading money managers in the country, and I'm very pleased with the team we've assembled.


USAA MAGAZINE:  HOW WILL YOU MONITOR AND MEASURE THESE MANAGERS?

CLAUS: Much as we would with a portfolio manager who is an employee of USAA Investments, we will tell these external portfolio managers exactly how the fund should be run in terms of investment objectives and strategies. Their job is creating and managing portfolios of stocks based on fund objectives.

     Each fund is still a USAA fund that is monitored, controlled, reconciled and audited by USAA Investments' personnel. Each investment management firm has designated a relationship manager to work with USAA Investments, who will provide regular written reports for review and have ongoing contact with us. Of course, we will ensure that each complies with regulatory requirements and USAA's investment policies.


USAA MAGAZINE:  DID YOU CONSIDER SUB-ADVISING THE FIXED-INCOME FUNDS?

CLAUS: No. The USAA Investments teams managing our fixed-income and money market funds are meeting our performance criteria. We found we were better off with in-house management.


USAA MAGAZINE: WHAT MESSAGE DOES THIS CHANGE OF MANAGEMENT APPROACH SEND AT THIS TIME?

CLAUS: We can't control the markets, but we can make sure we have the investment managers in place who have as their goal to deliver performance for our members in both the good times and the bad. We can retain these investment managers while we keep our lower-than-average fund expenses and continue to build upon the tradition of legendary USAA customer service.

     We're giving USAA members a compelling reason to have their investment business with us. I can look at any USAA member and tell him or her to invest in any fund we offer with confidence, knowing that each fund is being managed by a leader in the business and offers significant value in terms of price, service and track record.


USAA MAGAZINE:  DO YOU HAVE ANY GUIDANCE FOR INVESTING IN THIS MARKET?

CLAUS: Needless to say, the last several years have been very difficult for all investors, but market corrections are normal and, unfortunately, something that all investors have to live with. While it's hard to offer relevant guidance in a forum like this because a lot of investors have different needs, situations and risk tolerance, I would offer the following points:

o Don't panic. Most of the losses may have already occurred, but we could see additional downside volatility. Sell selectively for tax considerations, to shift your allocation between stocks and bonds, or to have less market risk.

o Even though money market fund yields are low, return of principal is always more important than return on your principal. If you can't sleep at night, that's a good sign that you should make a move and position your investments to your level of comfort.

o If you want exposure to equities, look for stocks and mutual funds that have above-average dividend yields, in which you can generate investment income while you remain patient for the next major upturn in the market.

o Stay diversified--that is critical--and remain patient. The psychology of the markets and investors will need time to improve.

Above all, please remember that we're just a phone call away. Our investment professionals are on salary, not commission, and can provide information and help deciding on your best course of action in this--or any--market.

For more information about the USAA Family of Mutual Funds, call (800) 358-0429.


                                          AUGUST/SEPTEMBER 2002 USAA MAGAZINE 29